                                                                      EXHIBIT 21

PNC BANK CORP.
SCHEDULE OF CERTAIN SUBSIDIARIES
(AS OF FEBRUARY 28, 1997)

                                                                  STATE OR OTHER JURISDICTION OF
NAME (1)                                                          INCORPORATION OR ORGANIZATION
----------------------------------------------------------------- -----------------------------------------------------
PNC Bancorp, Inc.                                                 Delaware
    PNC Bank, Delaware (2)                                        Delaware
    PNC Bank, FSB (2)                                             United States
    PNC Bank, Indiana, Inc. (2)                                   Indiana
    PNC Bank, Kentucky, Inc. (2)                                  Kentucky
    PNC Bank, National Association (2)                            United States
    PNC Bank, New England (2)                                     Massachusetts
    PNC Bank, Ohio, National Association (2)                      United States
    PNC Mortgage Bank, National Association (2)                   United States
    PNC National Bank of Delaware (2)                             United States

PNC Holding Corp.                                                 Delaware
    Alpine Indemnity Limited                                      Grand Cayman, B.W.I.
    CastleInternational Asset Management Limited                  United Kingdom
    Midlantic Commercial Leasing Corp.                            New York
    Midlantic Funding Corp.                                       New Jersey
    Parkway Management Inc.                                       New Jersey
    PFPC International (Cayman) Ltd                               Grand Cayman, B.W.I.
    PFPC International Ltd                                        Dublin, Ireland
    PFPC Trustee and Custodial Services Ltd                       Dublin, Ireland
    PNC Alliance Inc.                                             Delaware
    PNC Capital Corp.                                             Delaware
    PNC Capital Markets, Inc.                                     Pennsylvania
    PNC Capital Recovery Corp.                                    Pennsylvania
    PNC Commercial Corp                                           Florida
    PNC Equity Management Corp                                    Pennsylvania
    PNC ESOP Funding Corporation                                  Delaware
    PNC Financial Services, Inc.                                  Kentucky
    PNC Funding Corp                                              Pennsylvania
    PNC Insurance Corp.                                           Arizona
    PNC Investment Corp. (2)                                      Delaware
    PNC Management Services Corp                                  Delaware
    PNC Network Holdings Corp. (2)                                Delaware
    PNC Realty Company, Ohio                                      Ohio
    PNC Realty Holding Corp (2)                                   Pennsylvania
    PNC Trust Company of New York                                 New York
    PNC Venture Corp                                              Delaware

(1) All active first tier subsidiaries of the Corporation's two primary subsidiary holding companies, PNC Bancorp, Inc. and PNC Holding Corp., have been listed. Not all of such subsidiaries are "significant subsidiaries" within the meaning of Rule 1-02(v) of Regulation S-X.

(2) The names of the subsidiaries of the indicated entities are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.